CRIIMI MAE INC.
                               (a Maryland corporation)


                          Common Stock, Preferred Stock,
                          Debt Securities and Warrants


                             UNDERWRITING AGREEMENT

                                                           November 18, 1997
  MERRILL LYNCH & CO.
  Merrill Lynch, Pierce, Fenner & Smith Incorporated
  North Tower
  World Financial Center
  New York, New York  10281-1209

  Ladies and Gentlemen:

       CRIIMI MAE INC., a Maryland corporation (the "Company"), proposes to issue and sell up to $264,915,000 aggregate initial public offering price of its (i) shares of common stock, par value $.01 per share (the "Common Stock"),
  (ii) shares of preferred stock, par value $.01 per share (the "Preferred Stock"), (iii) debt securities (the "Debt Securities"), (iv) warrants to purchase Preferred Stock or Common Stock (the "Warrants"), or any combination thereof, from time to time, in or pursuant to one or more offerings on terms to be determined at the time of sale.

       The Preferred Stock will be issued in one or more series and each series of Preferred Stock may vary, as applicable, as to the title, specific number of shares, rank, stated value, liquidation preference, dividend rate or rates (or method of calculation), dividend payment dates, redemption provisions, sinking fund requirements, conversion provisions (and terms of the related Underlying Securities (as defined below)) and any other variable terms as set forth in the applicable articles supplementary (each, the "Articles Supplementary") relating to such series of Preferred Stock.

       The Debt Securities will be issued in one or more series as subordinated indebtedness (the "Subordinated Debt Securities") or senior indebtedness (the "Senior Debt Securities") under a Senior Debt Securities indenture or a Subordinated Debt Securities indenture, as applicable, in each case between the Company and one or more trustees, (each a "Trustee") to be negotiated by the Company and such Trustee (collectively, the "Indenture"). Each series of Debt Securities may vary, as applicable, as to title, aggregate principal amount, rank, interest rate or formula and timing of payments thereof, stated maturity date, redemption and/or repayment provisions, sinking fund requirements, conversion provisions (and terms of the related Underlying Securities) and any other variable terms established by or pursuant to the applicable Indenture.

       Each issue of the Warrants will be issued pursuant to a separate warrant agreement (each, a "Warrant Agreement") between the Company and the warrant agent identified therein (each, a "Warrant Agent"). The Warrants may vary , as
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  applicable, as to, among other terms, title, type, specific number, exercise dates or periods, exercise price(s), expiration date(s) and terms of the related Underlying Securities.

       As used herein, "Securities" shall mean the Common Stock, Preferred Stock, Warrants, Senior Debt Securities or Subordinated Debt Securities, or any combination thereof, initially issuable by the Company and "Underlying Securities" shall mean the Common Stock, Preferred Stock, Warrants, Senior Debt Securities or Subordinated Debt Securities issuable upon conversion of the Preferred Stock, Warrants, Senior Debt Securities or Subordinated Debt Securities, as applicable.

       Whenever the Company determines to make an offering of Securities through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), or through an underwriting syndicate managed by Merrill Lynch, the Company will enter into an agreement (each, "Terms Agreement") providing for the sale of such Securities to, and the purchase and offering thereof by, Merrill Lynch and such other underwriters, if any, selected by Merrill Lynch (the "Underwriters," which term shall include Merrill Lynch, whether acting as sole Underwriter or as a member of an underwriting syndicate, as well as any Underwriter substituted pursuant to Section 10 hereof). The Terms Agreement relating to the offering of Securities shall specify the number or aggregate principal amount, as the case may be, of Securities to be initially issued (the "Initial Underwritten Securities"), the name of each Underwriter participating in such offering (subject to substitution as provided in Section 10 hereof) and the name of any Underwriter other than Merrill Lynch acting as co-manager in connection with such offering, the number or aggregate principal amount, as the case may be, of Initial Underwritten Securities which each such Underwriter severally agrees to purchase, whether such offering is on a fixed or variable price basis and, if on a fixed price basis, the initial offering price, the price at which the Initial Underwritten Securities are to be purchased by the Underwriters, the form, time, date and place of delivery and payment of the Initial Underwritten Securities and any other material variable terms of the Initial Underwritten Securities, as well as the material variable terms of any related Underlying Securities. In addition, if applicable, such Terms Agreement shall specify whether the Company has agreed to grant to the Underwriters an option to purchase additional Securities to cover over-allotments, if any, and the number or aggregate principal amount, as the case may be, of Securities subject to such option (the "Option Underwritten Securities"). As used herein, the term "Underwritten Securities" shall include the Initial Underwritten Securities and all or any portion of any Option Underwritten Securities. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between the Company and Merrill Lynch, acting for itself and, if applicable, as representative of any other Underwriters. Each offering of Underwritten Securities through Merrill Lynch as sole Underwriter or through an underwriting syndicate managed by Merrill Lynch will be governed by this Underwriting Agreement, as supplemented by the applicable Terms Agreement.

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       The Company has filed with the Securities and Exchange Commission (the
  "Commission") a registration statement on Form S-3 (No. 333-38409) for the registration of the Securities and the Underlying Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), and the Company has filed such post-effective amendments thereto as may be required prior to the execution of the applicable Terms Agreement. Such registration statement (as so amended, if applicable) has been declared effective by the Commission and each Indenture (if applicable) has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (as so amended, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations (the "Rule 430A Information") or Rule 434(d) of the 1933 Act 1933 Act Regulations (the "Rule 434 Information"), is referred to herein as the "Registration Statement"; and the final prospectus and the prospectus supplement relating to the offering of the Underwritten Securities, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Underwritten Securities, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution of the applicable Terms Agreement; provided, further, that if the Company files a registration statement with the Commission pursuant to
  Section 462(b) of the 1933 Act Regulations (the "Rule 462 Registration Statement"), then, after such filing, all references to "Registration Statement" shall be deemed to include the Rule 462 Registration Statement; and provided, further, that if the Company elects to rely upon Rule 434 of the 1933 Act Regulations, then all references to "Prospectus" shall be deemed to include the final or preliminary prospectus and the applicable term sheet or abbreviated term sheet (the "Term Sheet"), as the case may be, in the form first furnished to the Underwriters by the Company in reliance upon Rule 434 of the 1933 Act Regulations, and all references in this Underwriting Agreement to the date of the Prospectus shall mean the date of the Term Sheet. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the registration statement became effective and any prospectus that omitted, as applicable, the Rule 430A Information, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, that was used after such effectiveness and prior to the execution and delivery of the applicable Terms Agreement. For purposes of this Underwriting Agreement, all references to the Registration Statement, Prospectus, Term Sheet or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

       All references in this Underwriting Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated
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  by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be; and all references in this Underwriting Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be.

  SECTION 1.  Representations and Warranties

       (a)  Representations and Warranties by the Company.

       The Company represents and warrants to Merrill Lynch, as of the date hereof, and to each Underwriter named in the applicable Terms Agreement, as of the date thereof, as of the Closing Time (as defined below) and, if applicable, as of each Date of Delivery (as defined below) (in each case, a "Representation Date"), as follows:

            (i)     Compliance with Registration Requirements.

            The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, each Indenture has been duly qualified under the 1939 Act.

            At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission (the "Annual Report on Form 10-K")) became effective and at each Representation Date, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus, at the Closing Time and at each Date of Delivery, if any, the Prospectus and any amendments and supplements thereto did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company elects to rely upon Rule 434 of the 1933 Act Regulations, the Company will comply with the requirements of Rule 434.

            Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of Underwritten Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or the Prospectus.

            (ii)    Incorporated Documents.

                    The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus (as the same may be supplemented, updated or superseded by such incorporated documents), at the date of the Prospectus, at the Closing Time and at each Date of Delivery, if any, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (iii)      Independent Accountants.

                    The accountants who certified the financial statements and supporting schedules included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

           (iv)     Financial Statements.

                    The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly the financial position of the Company and its consolidated subsidiaries, or such other entity, as the case may be, at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries, or such other entity, as the case may be, for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus. In addition, any pro forma financial statements of the Company and its subsidiaries and the related notes
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  thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in all material respects in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

            (v)     No Material Adverse Change in Business.

                    Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, or business affairs of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Effect"), whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (C) except for regular dividends on the Company's common stock or preferred stock, in amounts per share that are consistent with past practice or the applicable charter document or supplement thereto, respectively, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

           (vi)     Good Standing of the Company.

                    The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Underwriting Agreement and the applicable Terms Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

         (vii)     Good Standing of Subsidiaries.

                   Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act ) each, a "Subsidiary" and, collectively, the "Subsidiaries", if any, has been duly organized and is validly existing as a corporation or limited partnership in good standing under the laws of the jurisdiction of its incorporation or formation, has corporate or limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation or limited partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

  Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Subsidiary.

         (viii)     Capitalization.

                    If the Prospectus contains a "Capitalization" section, the authorized, issued and outstanding shares of capital stock of the Company is as set forth in the column entitled "Actual" under such section (except for subsequent issuances thereof, if any, contemplated under this Underwriting Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). Such shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such shares of capital stock were issued in violation of preemptive or other similar rights of any securityholder of the Company.

           (ix)     Qualification as a REIT.

                    CRIIMI MAE Inc. is organized and has been operated in conformity with the requirements for qualification and taxation as real estate investment trusts ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), for each of its taxable years beginning with its taxable year ended December 31, 1989 and its current organization and method of operation will enable it to continue to meet the requirements for qualification as a REIT.

            (x)     Authorization of this Underwriting Agreement and Terms
                    Agreement.

                    This Underwriting Agreement has been, and the applicable Terms Agreement as of the date thereof will have been, duly authorized, executed and delivered by the Company.

           (xi)     Authorization of Common Stock.

                    If the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Common Stock, such Underwritten Securities have been, or as of the date of such Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement and such Terms Agreement. Such Underwritten Securities, when issued and delivered by the Company pursuant to this Underwriting Agreement and such Terms Agreement against payment of the consideration therefor specified in such Terms Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company. No holder of such Underwritten Securities will be subject to personal liability by reason of being such a holder.

         (xii)     Authorization of Preferred Stock.

                   If the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Preferred Stock such Underwritten Securities have been, or as of the date of such Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement and such Terms Agreement. The applicable Preferred Stock, when issued and delivered by the Company pursuant to this Underwriting Agreement and such Terms Agreement against payment of the consideration therefor, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company. No holder of Preferred Stock will be subject to personal liability by reason of being such a holder. The applicable Articles Supplementary for such Preferred Stock will be in full force and effect prior to the Closing Time.

         (xiii) Authorization of Senior Debt Securities or Subordinated Debt Securities.

                    If the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Senior Debt Securities or Subordinated Debt Securities, such Underwritten Securities have been, or as of the dates of such Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement and such Terms Agreement. Such Underwritten Securities, when issued and authenticated in the manner provided for in the applicable Indenture and delivered against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting rights of creditors generally or by general equitable principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments outside the United States. Such Underwritten Securities will be in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the applicable Indenture.

          (xiv)     Authorization of the Indentures.

                    If the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Senior Debt Securities or Subordinated Debt Securities or if Preferred Stock is convertible into Debt Securities, each applicable Indenture has been, or prior to the issuance of the Debt Securities thereunder will have been, duly authorized, executed and delivered by the Company and, upon such authorization, execution and delivery, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting rights of creditors
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  generally or by general equitable principles.

           (xv)     Authorization of Warrants.

                    If the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Warrants, such Underwritten Securities have been, or as of the date of such Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement and such Terms Agreement. Such Underwritten Securities, when issued and authenticated in the manner provided for the applicable Warrant Agreement and delivered against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by such Warrant Agreement and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

           (xvi)     Authorization of Warrant Agreement.

                     If the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Warrants, each applicable Warrant Agreement has been, or prior to the issuance of such Underwritten Securities will have been, duly authorized, executed and delivered by the Company and, upon such authorization, execution and delivery, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

           (xvii) Descriptions of the Underwritten Securities, Underlying Securities and Indentures.

                    The Underwritten Securities being sold pursuant to the applicable Terms Agreement and each applicable Indenture, as of the date of the Prospectus, and any Underlying Securities, when issued and delivered in accordance with the terms of the related Underwritten Securities, will conform in all material respects to the statements relating thereto contained in the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

          (xviii)  Absence of Defaults and Conflicts.

                   Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively,
    "Agreements and Instruments") except for such defaults that would not result
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  in a Material Adverse Effect.  The execution, delivery and performance of this
  Underwriting Agreement, the applicable Terms Agreement and each applicable Indenture, and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Registration Statement and the Prospectus and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Underwritten Securities and the use of the proceeds from the sale of the Underwritten Securities as described under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any subsidiary pursuant to any Agreements and Instruments except for such conflicts, breaches, defaults, events or liens, charges or encumbrances that would not result in a Material Adverse Effect nor will such action result in any violation of the provisions of the charter, by-laws or other organizational documents of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations except for such violations of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations that would not result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

           (xix)  Absence of Labor Dispute.

                  No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

           (xx)  Absence of Proceedings.

                 There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company threatened, against or affecting the Company or any subsidiary thereof which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of the transactions contemplated under this Underwriting Agreement, the applicable Terms Agreement or any applicable Indenture, or the performance by the Company of its obligations hereunder and thereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary thereof is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

            (xxi)     Accuracy of Exhibits.

                      There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and/or filed as required.

            (xxii)     Absence of Further Requirements.

                     No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Underwriting Agreement or the applicable Terms Agreement or in connection with the transactions contemplated under this Underwriting Agreement, such Terms Agreement or any applicable Indenture except such as have been already obtained or as may be required under state securities laws.

            (xxiii)   Possession of Intellectual Property.

                    The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or otherwise has knowledge of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

           (xxiv)  Possession of Licenses and Permits.

                   The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess any such Governmental License would not have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all such
    Governmental Licenses, except where the failure so to comply would not, singly
  or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

         (xxv)    Title to Property.

                    The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except (A) as otherwise stated in the Registration Statement and the Prospectus or (B) those which do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries. All of the leases and subleases material to the business of the Company and its subsidiaries considered as one enterprise, and under which the Company or any subsidiary holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary of the continued possession of the leased or subleased premises under any such lease or sublease.

           (xxvi)   Commodity Exchange Act.

                    If the Underwritten Securities being sold pursuant to the applicable Terms Agreement include Debt Securities or if any related Underlying Securities include Debt Securities, as the case may be, such Debt Securities, upon issuance, will be excluded or exempted under, or beyond the purview of, the Commodity Exchange Act, as amended (the "Commodity Exchange Act"), and the rules and regulations of the Commodity Futures Trading Commission under the Commodity Exchange Act (the "Commodity Exchange Act Regulations").

           (xxvii)  Investment Company Act.

                     The Company is not, and upon the issuance and sale of the Underwritten Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

           (xxviii)  Environmental Laws.

                     Except as otherwise stated in the Registration Statement and the Prospectus and except such violations or other matters as described in this paragraph as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos, PCBs, radioactive materials, or infectious, carcinogenic or mutagenic materials (collectively, "Hazardous Materials") or to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company's knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, proceedings or, to the Company's knowledge, investigations relating to any Environmental Law against the Company or any of its subsidiaries, and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to any Hazardous Materials or the violation of any Environmental Laws.

         (xxix)    Tax Compliance.

                    The Company has filed or caused to be filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which the failure to so file would not have a Material Adverse Effect) and has paid all taxes required to be paid for any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith.

           (xxx)  Absence of Price Manipulation.

                     Neither the Company nor any of its directors, officers or controlling persons, has taken or will take, directly or indirectly, any action resulting in a violation of Regulation M or designed to cause or result in, or that has constituted or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Underwritten Securities.

             (xxxi)  Compliance with Cuba Act.

                     The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder or is exempt therefrom.

             (xxxii)  Insurance.

                    The Company maintains insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, forgery, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect, except where the failure to maintain such insurance or have such insurance in full force and effect would not have a Material Adverse Effect.

           (xxxii)  Accounting Controls.

                   The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that
  (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxxiii)  Absence of Registration Rights.

                   There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement, except for certain current and former members of management, otherwise registered by the Company under the 1933 Act.

         (xxxiv)  Solvency.

                   The Company is, and immediately after the Closing Time will be, Solvent. As used herein, the term "Solvent" means, with respect to the Company on a particular date, that on such date (A) the fair market value of the assets of the Company is greater than the total amount of liabilities (including contingent liabilities) of the Company, (B) the present fair salable value of the assets of the Company is greater than the amount that will be required to pay the probable liabilities of the Company on its debts as they become absolute and matured, (C) the Company is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, and (D) the Company does not have unreasonably small capital.

       (xxxv)  Distribution of Offering Material.

                The Company has not distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, any preliminary prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act and approved by the Underwriters.

       (xxxvi)  Absence of Unlawful Contributions.

               The Company has not at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

    (xxxvii)   Transactions Between Company and Officers and Directors.

              All material transactions between the Company and the officers and directors of the Company and its affiliates required to be disclosed in the Registration Statement and Prospectus have been accurately disclosed in all material respects in the Registration Statement and Prospectus and the documents incorporated therein by reference.

  (xxxviii)    ERISA Underwritten Securities.

              None of the assets of the Company are, nor will such assets, as of the Closing Date, constitute, "plan assets" under the Employee Retirement Income Security Act of 1974, as amended ("ERISA")

       (b)     Officers' Certificates.

       Any certificate signed by any officer of the Company or any subsidiary and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering of the Underwritten Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

  SECTION 2.  Sale and Delivery to Underwriters; Closing
       (a)     Underwritten Securities.

       The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

       (b)     Option Underwritten Securities.

       In addition, subject to the terms and conditions herein set forth, the Company may grant, if so provided in the applicable Terms Agreement, an option to the Underwriters, severally and not jointly, to purchase up to the number or aggregate principal amount, as the case may be, of the Option Underwritten Securities set forth therein at a price per Option Underwritten Security equal to the price per Initial Underwritten Security, less an amount equal to any dividends or distributions declared by the Company and paid or payable on the Initial Underwritten Securities but not payable on the Option Underwritten Securities. Such option, if granted, will expire 30 days after the date of such Terms Agreement, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Underwritten Securities upon notice by Merrill Lynch to the Company setting forth the number or aggregate principal amount, as the case may be, of Option Underwritten Securities as to which the several Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Underwritten Securities. Any such time and date of payment and delivery (each, a "Date of Delivery") shall be mutually agreed upon by the Company and by Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, unless otherwise agreed upon by Merrill Lynch and the Company. If the option is exercised as to all or any portion of the Option Underwritten Securities, each of the Underwriters, severally and not jointly, will purchase that proportion of the total number or aggregate principal amount, as the case may be, of Option Underwritten Securities then being purchased which the number or aggregate principal amount, as the case may be, of Initial Underwritten Securities each such Underwriter has severally agreed to purchase as set forth in such Terms Agreement bears to the total number or aggregate principal amount, as the case may be, of Initial Underwritten Securities, subject to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of a fractional number or aggregate principal amount, as the case may be, of Option Underwritten Securities.

       (c)     Payment.

       Payment of the purchase price for, and delivery of the Initial Underwritten Securities shall be made at the office of Hogan & Hartson L.L.P., 555 Thirteenth Street, N.W., or at such other place as shall be agreed upon by Merrill Lynch and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by Merrill Lynch and the Company (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that the Underwriters have exercised their option, if any, to purchase any or all of the Option Underwritten Securities, payment of the purchase price for, and delivery of such Option Underwritten Securities, shall be made at the above-mentioned offices of Hogan & Hartson L.L.P., or at such other place as shall be agreed upon by Merrill Lynch and the Company, on the relevant Date of Delivery as specified in the notice from Merrill Lynch to the Company.

       Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to Merrill Lynch for the respective accounts of the Underwriters of the Underwritten Securities to be purchased by them. It is understood that each Underwriter has authorized Merrill Lynch, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Underwritten Securities which it has severally agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Underwritten Securities to be purchased by any Underwriter whose check has not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

       (d)     Denominations; Registration.

       The Underwritten Securities or certificates for the Underwritten Securities, as applicable, shall be in such denominations and registered in such names as Merrill Lynch may request in writing at least one full business day prior to the Closing Time or the relevant Date of Delivery, as the case may be. The Underwritten Securities or certificates for the Underwritten Securities, as applicable, will be made available for examination and packaging by Merrill Lynch in The City of New York not later than 9:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

  SECTION 3.  Covenants of the Company

       The Company covenants with Merrill Lynch and with each Underwriter participating in the offering of Underwritten Securities, as follows:

      (a)     Compliance with Securities Regulations and Commission Requests.

       The Company, subject to Section 3(b), will comply with the requirements of Rule 430A of the 1933 Act Regulations and/or Rule 434 of the 1933 Act Regulations, if and as applicable, and will notify the Underwriters immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Underwritten Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 within the period specified therein and will take such steps as it deems necessary to ascertain promptly whether the prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

       (b)     Filing of Amendments.

       The Company will give Merrill Lynch notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish Merrill Lynch with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which Merrill Lynch or counsel for the Underwriters shall reasonably object by notice to the Company.

       (c)     Delivery of Registration Statements.

       The Company has furnished or will deliver to Merrill Lynch and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts, and will also deliver to Merrill Lynch, without charge, a conformed copy of the Registration Statement, as amended, (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

       (d)     Delivery of Prospectuses.

       The Company will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act and this Agreement. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus as such Underwriter may reasonably request. If applicable, the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

       (e)     Continued Compliance with Securities Laws.

       The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Underwritten Securities as contemplated in this Underwriting Agreement and the applicable Terms Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Underwritten Securities, any event shall occur or condition shall
  exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

       (f)     Blue Sky Qualifications.

       The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Underwritten Securities and any related Underlying Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as Merrill Lynch may reasonably designate and to maintain such qualifications in effect for a period of not less than one year from the date of the applicable Terms Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Underwritten Securities or any related Underlying Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of such Terms Agreement.

       (g)     Reservation of Securities.

       If the applicable Terms Agreement specifies that any related Underlying Securities include Common Stock or Preferred Stock, the Company will reserve and keep available at all times, free of preemptive or other similar rights, a sufficient number of shares of Common Stock and/or Preferred Stock, as applicable, for the purpose of enabling the Company to satisfy any obligations to issue such Underlying Securities upon conversion of the Preferred Stock, Senior Debt Securities or Subordinated Debt Securities, as applicable.

       (h)     Use of Proceeds.

       The Company will use the net proceeds received by it from the sale of the Underwritten Securities in the manner specified in the Prospectus under "Use of Proceeds."

       (i)     Listing.

       The Company will use its best efforts to effect the listing of the Underwritten Securities and any related Underlying Securities, prior to the Closing Time, on any national securities exchange or quotation system if and as specified in the applicable Terms Agreement.

       (j)     Restriction on Sale of Securities.

       Between the date of the applicable Terms Agreement and the Closing Time or such other date specified in such Terms Agreement, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of, or otherwise dispose of the securities specified in such Terms Agreement, except as specified in such Terms Agreement.

       (k)     Reporting Requirements.

      The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

       (l)     Earnings Statement.

       With respect to each sale of the Underwritten Securities, the Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a 12-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date of the registration statement" (as defined in such Rule 158).

       (m)     Prohibited Actions.

       Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein or in the Prospectus, the Company will not
  (i) take, directly or indirectly, any action designed to cause or to result in, or that would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Underwritten Securities, (ii) sell, bid for or purchase the Underwritten Securities or pay any person any compensation for soliciting purchases of the Underwritten Securities or (iii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

       (n)     Delivery of Reports.

       During the period from Closing Time until five years after Closing Time, the Company will deliver to the Underwriters, (i) promptly upon their becoming available, copies of all current, regular and periodic reports of the Company mailed to its stockholders or filed with any securities exchange or with the Commission or any governmental authority succeeding to any of the Commission's functions, and (ii) such other information concerning the Company or any Subsidiary as you may reasonably request.

       (o)     Change in Representations and Warranties.

       Prior to Closing Time and if not described in the Prospectus, the Company will notify you in writing immediately if any event occurs that renders any of the representations and warranties of the Company contained herein inaccurate or incomplete in any respect.

       (p)     Rumors.

       If at any time during the 25-day period after any amendment to the Registration Statement becomes effective or during the period prior to the final Date of Delivery, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your reasonable opinion the market price of the Underwritten Securities has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates supplements to or amendments of the Prospectus), the Company will, after written notice from you advising the Company to that effect, promptly prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

       (q)     Securities Laws Disclosure.

       From the date hereof until notice of termination pursuant to Section 9(a) hereof is received by you, the Company shall furnish to the Underwriters and Underwriter's counsel, as promptly as practicable after filing, copies of any document filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act.

  SECTION 4.  Payment of Expenses

       (a)     Expenses.

       The Company will pay all expenses incident to the performance of its obligations under this Underwriting Agreement or the applicable Terms Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Underwriting Agreement, any Terms Agreement, any Agreement among Underwriters, the Indentures and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Underwritten Securities or any related Underlying

  Securities, (iii) the preparation, issuance and delivery of the Underwritten Securities and any related Underlying Securities, any certificates for the Underwritten Securities or such Underlying Securities, as applicable, to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the fees and disbursements of the Trustees, and their respective counsel, (v) the qualification of the Underwritten Securities and any related Underlying Securities under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey and any Legal Investment Survey, and any amendment thereto (subject to any limitation on such fees and expenses set forth in the applicable Terms Agreement), (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheet, and the Prospectus and any amendments or supplements thereto, (vii) the fees charged by nationally recognized statistical rating organizations for the rating of the Underwritten Securities and any related Underlying Securities, if applicable, (viii) the fees and expenses incurred with respect to the listing of the Underwritten Securities and any related Underlying Securities, if applicable, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Underwritten Securities and any related Underlying Securities, and (x) the fees and expenses of any Underwriter acting in the capacity of a "qualified independent underwriter" as defined in Rule 2720(b)(15) of the NASD's Conduct Rules, if applicable.

       (b)     Termination of Agreement.

       If the applicable Terms Agreement is terminated by Merrill Lynch in accordance with the provisions of Section 5 or Section 9(b)(i) hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-
pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

       SECTION 5.  Conditions of Underwriters' Obligations

       The obligations of the Underwriters to purchase and pay for the Underwritten Securities pursuant to the applicable Terms Agreement are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

       (a)     Effectiveness of Registration Statement.

       The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional
  information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Underwritten Securities and any related Underlying Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3),
  (4) or (5), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations, a Term Sheet including the Rule 434 Information shall have been filed with the Commission in accordance with Rule 424(b)(7).

       (b)     Opinion of Counsel for Company.

       At Closing Time, Merrill Lynch shall have received the opinion, dated as of Closing Time, of Swidler & Berlin, Chartered, Washington, D.C., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the District of Columbia, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

       (c)     Opinion of Counsel for Underwriters.

       At Closing Time, Merrill Lynch shall have received the favorable opinion, dated as of Closing Time, of Hogan & Hartson L.L.P., counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to the matters set forth in (1),
  (6), (7) to (13) (the second sentence only in each case), as applicable, (21),
  (22) and the penultimate paragraph of Exhibit B hereto. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the District of Columbia, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to Merrill Lynch. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

       (d)     Officers' Certificate.

       At Closing Time, there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and Merrill Lynch shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

       (e)     Accountant's Comfort Letter.

       At the time of the execution of the applicable Terms Agreement, Merrill Lynch shall have received from Arthur Andersen LLP a letter dated such date, in form and substance satisfactory to Merrill Lynch, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

      (f)     Bring-down Comfort Letter.

       At Closing Time, Merrill Lynch shall have received from Arthur Andersen LLP a letter, dated as of Closing Time, to the effect that they reaffirmed the statements made in the letter furnished pursuant to subsection (e) of this
  Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

       (g)     Ratings.

       At Closing Time and at any relevant Date of Delivery, the Underwritten Securities shall have the rating accorded by any "nationally recognized statistical rating organization", as defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act Regulations, if and as specified in the applicable Terms Agreement, and the Company shall have delivered to Merrill Lynch a letter, dated as of such date, from each such rating organization, or other evidence reasonably satisfactory to Merrill Lynch, confirming that the Underwritten Securities have such ratings. Since the time of execution of such Terms Agreement, there shall not have occurred a downgrading in the rating assigned to the Underwritten Securities or any of the Company's other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Underwritten Securities or any of the Company's other securities.

       (h)     Approval of Listing.

       At Closing Time, the Underwritten Securities shall have been approved for listing, subject only to official notice of issuance, if and as specified in the applicable Terms Agreement.

       (i)     No Objection.

       If the Registration Statement or an offering of Underwritten Securities has been filed with the NASD for review, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

       (j)     Lock-up Agreements.

       On the date of the applicable Terms Agreement, Merrill Lynch shall have received, in form and substance satisfactory to it, each lock-up agreement, if any, specified in such Terms Agreement as being required to be delivered by the persons listed therein.

       (k)     Over-Allotment Option.

       In the event that the Underwriters are granted an over-allotment option by the Company in the applicable Terms Agreement and the Underwriters exercise their Option to purchase all or any portion of the Option Underwritten Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery, and, at the relevant Date of Delivery, Merrill Lynch shall have received:

       (1) A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and the chief financial officer or chief accounting officer of the Company, confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.
       (2) The favorable opinion of Swidler & Berlin, Chartered, Washington, D.C., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Underwritten Securities and otherwise to the same effect as the Opinion required by Section 5(b) hereof.
       (3) The favorable Opinion of Hogan & Hartson L.L.P., counsel for the Underwriters, dated such Date of Delivery, relating to the Option Underwritten Securities and otherwise to the same effect as the opinion required by Section 5(c) hereof.
       (4) A letter from Arthur Andersen LLP, in form and substance satisfactory to Merrill Lynch and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to Merrill Lynch pursuant to Section 5(f) hereof, except that the "specified date" on the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

       (l)     Additional Documents.
       At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or
  the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Underwritten Securities as herein contemplated shall be reasonably satisfactory in form and substance to Merrill Lynch and counsel for the Underwriters.
       (m)     Termination of Terms Agreement.
       If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement (or, with respect to the Underwriters' exercise of any applicable over-allotment option for the purchase of Option Underwritten Securities on a
 Date
  of Delivery after the Closing Time, the obligations of the Underwriters to purchase the Option Underwritten Securities on such Date of Delivery) may be terminated by Merrill Lynch by notice to the Company at any time at or prior to the Closing Time (or such Date of Delivery, as applicable), and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.
  SECTION 6.  Indemnification

       (a)     Indemnification of Underwriters.

       The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
  Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

       (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
       (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

       (3) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above;

       provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that the foregoing indemnity with respect to the preliminary prospectus or the Prospectus (or any amendment or supplement thereto) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Underwritten Securities or any Underlying Securities, if applicable, that are the subject thereof if such person did not receive a copy of the preliminary prospectus or Prospectus (or any amendment or supplement thereto) at, or prior to, the confirmation of the sale to such person in any case where such delivery is required by the 1933 Act or any Blue Sky or other state securities act, and the untrue statement or omission, or alleged untrue statement or omission, of a material fact contained in such preliminary prospectus or Prospectus (or any amendment or supplement thereto) was corrected in the document the Underwriter did not deliver.

       (b)     Indemnification of Company, Directors and Officers.

       Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

       (c)     Actions against Parties; Notification.

       Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

       (d)     Settlement without Consent if Failure to Reimburse.

       If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(2) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

  SECTION 7.  Contribution

       If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Underwritten Securities pursuant to the applicable Terms Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

       The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Underwritten Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of such Underwritten Securities as set forth on such cover.

       The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

       The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

       Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

       No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

       For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number or aggregate principal amount, as the case may be, of Initial Underwritten Securities set forth opposite their respective names in the applicable Terms Agreement, and not joint.

  SECTION 8.  Representations, Warranties and Agreements to Survive Delivery

       All representations, warranties and agreements contained in this Underwriting Agreement or the applicable Terms Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Underwritten Securities.

  SECTION 9.  Termination

       (a)     Underwriting Agreement.

       This Underwriting Agreement (excluding the applicable Terms Agreement) may be terminated for any reason at any time by the Company or by Merrill Lynch upon the giving of 30 days' prior written notice of such termination to the other party hereto.

       (b)     Terms Agreement.

       Merrill Lynch may terminate the applicable Terms Agreement, by notice to the Company, at any time at or prior to the Closing Time or any relevant Date of Delivery, if (i) there has been, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, or business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or, if the Underwritten Securities or any related Underlying Securities include Debt Securities denominated or payable in, or indexed to, one or more foreign or composite currencies, in the international financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Merrill Lynch, impracticable to market the Underwritten Securities or to enforce contracts for the sale of the Underwritten Securities, or (iii) trading in any securities of the Company has been suspended or limited by the Commission or the New York Stock Exchange or, if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a banking moratorium has been declared by either Federal or New York authorities or, if the Underwritten Securities or any related Underlying Securities include Debt Securities denominated or payable in, or indexed to, one or more foreign or composite currencies, by the relevant authorities in the related foreign country or countries.

       (c)     Liabilities.

       If this Underwriting Agreement or the applicable Terms Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

  SECTION 10.  Default by One or More of the Underwriters

       If one or more of the Underwriters shall fail at the Closing Time or the relevant Date of Delivery, as the case may be, to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the "Defaulted Securities"), then Merrill Lynch shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, Merrill Lynch shall not have completed such arrangements within such 24-hour period, then:

       (a) if the number or aggregate principal amount, as the case may be, of Defaulted Securities does not exceed 10 percent of the number
  or
               aggregate principal amount, as the case may be, of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under such Terms Agreement bear to the underwriting obligations of all non-defaulting Underwriters, or

       (b) if the number or aggregate principal amount, as the case may be, of Defaulted Securities exceeds 10 percent of the number or aggregate
               principal amount, as the case may be, of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, such Terms Agreement (or, with respect to the Underwriters' exercise of any applicable over-allotment option for the purchase of Option Underwritten Securities on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase, and the Company to sell, such Option Underwritten Securities on
               such Date of Delivery) shall terminate without liability on the part of any non-defaulting Underwriter

        No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

       In the event of any such default which does not result in (i) a termination of the applicable Terms Agreement or (ii) in the case of a Date of Delivery after the Closing Time, a termination of the obligations of the Underwriters and the Company with respect to the related Option Underwritten Securities, as the case may be, either Merrill Lynch or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

  SECTION 11.  Notices

       All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch at World Financial Center, North Tower, New York, New York 10281-1201 attention of: John Brady, Director, with a copy to Hogan & Hartson L.L.P., 555 Thirteenth Street, N.W., Washington, D.C. 20004-1109,
  Attention: J. Warren Gorrell, Jr., and notices to the Company shall be directed to it at: The CRI Building, 11200 Rockville Pike, Rockville, Maryland 20852, Attention: Cynthia O. Azzara, Senior Vice President, with a copy to Swidler & Berlin, Chartered, 3000 K Street, N.W., Washington, D.C. 20007, Attention: Morris F. DeFeo, Jr.

  SECTION 12.  Parties

       This Underwriting Agreement and the applicable Terms Agreement shall each inure to the benefit of and be binding upon the Company, Merrill Lynch and, upon execution of such Terms Agreement, any other Underwriters and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement or such Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or such Terms Agreement or any provision herein or therein contained. This Underwriting Agreement and such Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

  SECTION 13.  GOVERNING LAW AND TIME

       THIS UNDERWRITING AGREEMENT AND ANY APPLICABLE TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

  SECTION 14.  Effect of Headings

       The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

       If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Underwriting Agreement, along with all counterparts, will become a binding agreement between Merrill Lynch and the Company in accordance with its terms.

                                     Very truly yours,

                                     CRIIMI MAE Inc.


                                     By: /s/ H. William Willoughby
                                        ------------------------------
                                     Name: H. William Willoughby
                                     Title:President


  CONFIRMED AND ACCEPTED,
     as of the date first
     above written:

  MERRILL LYNCH, PIERCE, FENNER & SMITH
       INCORPORATED


    By:  /s/ Marcey Becker
       ----------------------------------
        Authorized Signatory

                                  TABLE OF CONTENTS


                                                              Page


  SECTION 1.  REPRESENTATIONS AND WARRANTIES                    4
    (a) Representations and Warranties by the Company.          4
       (i) Compliance with Registration Requirements.           4
      (ii) Incorporated Documents.                              5
     (iii) Independent Accountants.                             6
      (iv) Financial Statements.                                6
       (v) No Material Adverse Change in Business.              7
      (vi) Good Standing of the Company.                        7
     (vii) Good Standing of Subsidiaries.                       7
    (viii) Capitalization.                                      8
      (ix) Qualification as a REIT.                             8
       (x) Authorization of this Underwriting Agreement
            and Terms Agreement.                                8
      (xi) Authorization of Common Stock.                       8
     (xii) Authorization of Preferred Stock.                    9
    (xiii) Authorization of Senior Debt Securities
            or Subordinated Debt Securities.                    9
     (xiv) Authorization of the Indentures.                    10
      (xv) Authorization of Warrants.                          10
     (xvi) Authorization of Warrant Agreement.                 10
    (xvii) Descriptions of the Underwritten Securities,
            Underlying Securities and Indentures.              10
   (xviii) Absence of Defaults and Conflicts.                  11
    (xix)  Absence of Labor Dispute.                           12
     (xx)  Absence of Proceedings.                             12
     (xxi) Accuracy of Exhibits.                               12
      (xxii) Absence of Further Requirements.                    12
     (xxiii) Possession of Intellectual Property.                12
   (xxiv)  Possession of Licenses and Permits.                 13
  (xxv)  Title to Property.                                  13
   (xxvi)  Commodity Exchange Act.                             14
    (xxvii)  Investment Company Act.                             14
   (xxviii)  Environmental Laws.                                 14
  (xxvix)  Tax Compliance.                                     15
  (xxx) Absence of Price Manipulation.                      15
  (xxxi)   Compliance with Cuba Act.                           15
  (xxxii)    Insurance.                                          15
  (xxxiii)   Accounting Controls.                                15
  (xxxiv)  Absence of Registration Rights.                     16
  (xxxv) Solvency.                                           16
  (xxxvi)  Distribution of Offering Material.                  16
  (xxxvii)   Absence of Unlawful Contributions.                  16
  (xxxviii)  Transactions Between Company and Officers
             and Directors.                                    16
  (xxxix)  ERISA Underwritten Securities.                     16
       (b) Officers' Certificates.                             17

  SECTION 2.  SALE AND DELIVERY TO UNDERWRITERS; CLOSING       17

       (a) Underwritten Securities.                            17
       (b) Option Underwritten Securities.                     17
       (c) Payment.                                            18
       (d) Denominations; Registration.                        18

  SECTION 3.  COVENANTS OF THE COMPANY                         19

       (a) Compliance with Securities Regulations
            and Commission Requests.                           19
       (b) Filing of Amendments.                               19
       (c) Delivery of Registration Statements.                19
       (d) Delivery of Prospectuses.                           20
       (e) Continued Compliance with Securities Laws.          20
       (f) Blue Sky Qualifications.                            21
       (g) Reservation of Securities.                          21
       (h) Use of Proceeds.                                    21
       (i) Listing.                                            21
       (j) Restriction on Sale of Securities.                  21
       (k) Reporting Requirements.                             22
       (l) Earnings Statement.                                 22
       (m) Prohibited Actions.                                 22
       (n) Delivery of Reports.                                22
       (o) Change in Representations and Warranties.           22
       (p) Rumors.                                             23
       (q) Securities Laws Disclosure.                         23

  SECTION 4.  PAYMENT OF EXPENSES                              23

       (a) Expenses.                                           23
       (b) Termination of Agreement.                           24

  SECTION 5.  CONDITIONS OF UNDERWRITERS' OBLIGATIONS          24

      (a) Effectiveness of Registration Statement.             24
      (b) Opinion of Counsel for Company.                      25
      (c) Opinion of Counsel for Underwriters.                 25
      (d) Officers' Certificate.                               25
      (e) Accountant's Comfort Letter.                         26
      (f) Bring-down Comfort Letter.                           26
      (g) Ratings.                                             26
      (h) Approval of Listing.                                 26
      (i) No Objection.                                        26
      (j) Lock-up Agreements.                                  27
      (k) Over-Allotment Option.                               27
      (l) Additional Documents.                                27
      (m) Termination of Terms Agreement.                      28

  SECTION 6.  INDEMNIFICATION                                  28

       (a) Indemnification of Underwriters.                    28
       (b) Indemnification of Company, Directors and Officers. 29
       (c) Actions against Parties; Notification.              30
       (d) Settlement without Consent if Failure to Reimburse. 30

  SECTION 7.  CONTRIBUTION                                     31

  SECTION 8.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS
               TO SURVIVE DELIVERY                             32

  SECTION 9.  TERMINATION                                      33

       (a) Underwriting Agreement.                             33
       (b) Terms Agreement.                                    33
       (c) Liabilities.                                        33

  SECTION 10.  DEFAULT BY ONE OR MORE OF THE UNDERWRITERS      33

  SECTION 11.  NOTICES                                         35

  SECTION 12.  PARTIES                                         35

  SECTION 13.  GOVERNING LAW AND TIME                          35

  SECTION 14.  EFFECT OF HEADINGS                              36